[Exhibit 10.1]
FULTON FINANCIAL
CORPORATION

Time-Vested Restricted Stock Unit Award Agreement
(“Award Agreement”)

[DATE]

[NAME]

[ADDRESS]

Dear [NAME]:

Pursuant to the terms and conditions of the 2022 Amended and Restated Equity and Cash Incentive Compensation Plan (the “2022 Plan”) of Fulton Financial Corporation (“Fulton”), you are the recipient of a time-vested Restricted Stock Unit (“RSU”) award (the “Award”). The Award has the following terms and conditions as of the Date of Grant. Capitalized terms used herein but not defined shall have the meanings set forth in the 2022 Plan.

Granted To:	[NAME]
Date of Grant:	[GRANT DATE]
Number of Time-Vested RSUs Granted:	[TOTAL AWARD]
Restricted Period:	Unless your Award is forfeited before the end of the Restricted Period, the Restricted Period will end three years after the Date of Grant.
Death, Disability or Retirement:	Your Award will vest and Shares will be delivered to you upon your death, Disability or Retirement; provided, however, if an Award becomes payable upon Retirement (and such Retirement constitutes a separation of service under Section 409A), such Award will not be paid until the date that is six months following your Retirement date.
Change of Control:	In the event of a termination of Continuous Service without Cause during the 12-month period following a Change of Control, the Restricted Period will expire with respect to 100% of your RSUs as of the date of your termination.
Right to Dividend Equivalents:	Each RSU may be credited with Dividend Equivalents.
Clawback:	Your Award is subject to Fulton’s Compensation Recovery Clawback Policy, as amended or restated.
Forfeiture:	Your Award is subject to forfeiture until the expiration of the Restricted Period, including all Dividend Equivalents, pursuant to the terms of the 2022 Plan.
Continuous Service	Except as otherwise set forth in the 2022 Plan, Continuous Service is required for your Award to vest.
Net Settlement of Award:	Upon the lapse of the forfeiture restrictions with respect to my Award, I authorize the withholding of Shares from my Award for the payment of some or all of my federal, state or local taxes.
Timing of Award Payment:	Payment will be made no earlier than the end of the Restricted Period.

The vesting of this Award will have tax consequences for you. We recommend that you consult your tax advisor. You have thirty (30) days after the date of this Award Agreement to either accept or decline this Award.

Very Truly Yours,

[Signature]

Curtis J. Myers
Chairman, Chief Executive Officer and President
Fulton Financial Corporation

I hereby acknowledge receipt of this Award made to me on the Date of Grant.

[NAME] [ACCEPTANCE DATE]